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                                                                  Exhibit 3 (iv)

April 25, 2002

New England Variable Life Separate Account
New England Life Insurance Company
501 Boylston Street
Boston, MA 02117

Ladies and Gentlemen:

     I hereby consent to the use of my name under the caption "Legal Matters" in the prospectus supplement included in Post-Effective No. 19 to the Registration Statement on Form S-6 for Zenith Life Plus, issued through the New England Variable Life Separate Account (File No. 33-19540).



                               Very truly yours,

                               /s/ Anne M. Goggin
                               ------------------
                               Anne M. Goggin
                               General Counsel